AMENDMENT NO. 2 TO
EMPLOYMENT AGREEMENT AND
AMENDMENT NO. 2 TO CHANGE OF CONTROL AGREEMENT

        This Amendment No. 2 to Employment Agreement and Amendment No. 2 to Change of Control Agreement is made as of this 11th day of May, 2001, by and between Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), and G. Kenneth Stephens, Jr. (the "Employee").

W I T N E S S E T H:

        WHEREAS, the Company has entered into an Employment Agreement with the Employee dated as of January 31, 2000, as amended by Amendment No. 1 dated as of October 31, 2000 (as amended, the "Employment Agreement");

        WHEREAS, the Company has entered into a Change of Control Agreement with the Employee dated as of January 31, 2000, as amended by Amendment No. 1 dated as of October 31, 2000 (as amended, the "Change of Control Agreement"); and

        WHEREAS, the Company and the Employee have agreed to certain changes in the terms of the Employment Agreement and the Change of Control Agreement, as set forth herein.

        NOW, THEREFORE, for and in consideration of the continued employment of the Employee by the Company and the payment of wages, salary and other compensation to the Employee by the Company, the parties hereto agree as follows:

        Section 1. Except as expressly amended herein, all of the terms and provisions of the Employment Agreement and Change of Control Agreement shall remain in full force and effect.

        Section 2. Article II, Section 1 of the Employment Agreement is hereby amended to read in its entirety as follows:

1.         Salary. Effective February 1, 2001, a salary ("Base Salary") at the rate of $250,000 per fiscal year of the Company ("Fiscal Year"), payable to the Employee at such intervals as other salaried employees of the Company are paid.

        Section 3. Article II, Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

2.         Bonus.    (a)    For fiscal years beginning November 1, 2000, the Employee shall be eligible to receive an annual incentive bonus (the "Bonus") of up to $250,000 per Fiscal Year. The Bonus will be awarded based upon factors to be established annually and set forth in an annual supplement to this Agreement.

                            (b)     The Bonus shall be paid in cash not later than 30 days following the filing of the Company's annual report on Form 10-K for the fiscal year in which the Bonus was earned.

        Section 4. Article I, Section 1.1 of the Change of Control Agreement is hereby amended to read in its entirety as follows:

1.1      Employment Agreement. After a Change of Control (defined below), this Agreement supersedes the Employment Agreement dated as of January 31, 2000 as amended by Amendment No. 1 dated as of October 31, 2000, between Employee and the Company (as amended, the "Employment Agreement") except to the extent that certain provisions of the Employment Agreement are expressly incorporated by reference herein. After a Change of Control (defined below), the definitions in this Agreement supersede definitions in the Employment Agreement, but capitalized terms not defined in this Agreement have the meanings given to them in the Employment Agreement.

        Section 5. Article II, Sections 2.2(a) and (b) of the Change of Control Agreement are hereby amended to read in their entirety as follows:

(a)         Salary.     A salary ("Base Salary") at the rate of $250,000 per year, payable to the Employee at such intervals no less frequent than the most frequent intervals in effect at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Employee, the intervals in effect at any time after the Change of Control for other peer employees of the Company and its affiliated companies.

(b)         Bonus.     An annual incentive bonus (the "Bonus") of $250,000 shall be paid in cash (1) no later than November 30, 2001 or (2) if the Employee so elects, between January 1 and January 15 of 2002.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and signed as of the date indicated above.

STEWART ENTERPRISES, INC.

By: /s/ James W. McFarland
James W. McFarland
Compensation Committee Chairman

EMPLOYEE:

/s/ G. Kenneth Stephens, Jr.
G. Kenneth Stephens, Jr.